SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 21, 1998

                               NORWEST CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                        1-2979                       41-0449260
(State or other                (Commission File                 (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


        Norwest Center, Sixth and Marquette, Minneapolis, Minnesota   55479
                  (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (612) 667-1234




                                  -------------
                                  (Former Name)


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Item 5.  Other Events.

Introduction

     On September 22, 1998, the Board of Directors of Norwest Corporation, a Delaware corporation (the "Company"), adopted a new preferred share purchase rights plan (the "Rights Plan") to replace, effective as of the close of business on November 23, 1998, the Company's existing preferred share purchase rights plan, which expires at the close of business on November 23, 1998.

          In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1-2/3 per share, of the Company (the "Common Shares"). The Rights dividend is payable on November 23, 1998 (the "Record Date") to the stockholders of record on that date. The description and terms of the Rights are set forth in an Agreement (the "Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

Purchase Price

          Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Junior Participating Preferred Stock of the Company, without par value (the "Preferred Shares"), at a price of $160 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment.

Flip-In

          In the event that any person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person"), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

Flip-Over

          If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, each holder of a Right (other than Rights beneficially owned by Acquiring Person, which will be void) will thereafter have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.


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Distribution Date

          The distribution date is the earlier of

          (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares; or

          (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common
Shares.

Transfer and Detachment

          Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares, and transfer of those certificates will also constitute transfer of these Rights.

          As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

Exercisability

          The Rights are not exercisable until the Distribution Date. The Rights will expire on November 23, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Adjustments

          The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications, or certain distributions with respect to the Preferred Shares. The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment if, prior to the Distribution Date, there is a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments re-


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quire an adjustment of at least 1% in such Purchase Price. No fractional
Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Preferred Shares

          Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1000 per share but will be entitled to an aggregate payment of 1000 times the payment made per Common Share. Each Preferred Share will have 1000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

          The value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares' dividend, liquidation and voting rights, approximate the value of one Common Share.

Exchange

          At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (subject to adjustment).

Redemption

          At any time prior to any person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower


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certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Rights And Holders

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-takeover Effects

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to any offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the Common Shares.

Further Information

          A copy of the Agreement, dated as of October 21, 1998, between the Company and the Rights Agent specifying the terms of the Rights and the press release announcing the declaration of the Rights are attached hereto as Exhibits 4.1 and 99.1, respectively and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial statements of business acquired.

               Not applicable.

          (b) Pro forma financial information.

              Not applicable.

          (c) Exhibits. The following exhibits are filed with this Report:

          Exhibit   Description
          No.


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          4.1       Rights Agreement, dated as of October 21, 1998, between
                    the Company and ChaseMellon Shareholder Services, L.L.C. which includes the form of Certificate of Designations setting forth the terms of the Series C Junior Participating Preferred Stock, without par value, as Exhibit A, Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on October 21, 1998).

          99.1 Press release, dated September 22, 1998, issued by the Company. (Incorporated by reference to Exhibit
                    99.1 to the Company's Registration Statement on Form 8-A filed on October 21, 1998).


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                          NORWEST CORPORATION
                                             (Registrant)


                                          By  /s/ Stanley S. Stroup
                                              Stanley S. Stroup
                                              Executive Vice President and
                                              General Counsel

Dated:  October 21, 1998


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                               NORWEST CORPORATION

                           Current Report on Form 8-K

                                  Exhibit Index

        Exhibit    Description
        No.

        4.1 Rights Agreement, dated as of October 21, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C. which includes the form of Certificate of Designations setting forth the terms of the Series C Junior Participating Preferred Stock, without par value, as Exhibit A, Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on October 21, 1998).

        99.1 Press release, dated September 22, 1998, issued by the Company. (Incorporated by reference to Exhibit
                 99.1 to the Company's Registration Statement on
                 Form 8-A filed on October 21, 1998).